EXHIBIT 24.1

POWER OF ATTORNEY

The undersigned hereby appoints Anne G. Waleski, D. Michael Jones and Linda S. Rotz (each with full power to act alone), as his or her true and lawful attorneys-in-fact, and grants unto each of them the authority in his or her name and on his or her behalf to execute and file (individually and in the capacity stated below) any documents relating to the registration by Markel Corporation (the “Company”) of securities of the Company in connection with the Company’s filing of a Registration Statement on Form S-3 and any and all amendments or supplements thereto, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto each of them full power and authority to perform each and every act necessary in order to accomplish the foregoing registration as fully as he himself might do.

IN WITNESS WHEREOF, the undersigned has signed this power of attorney this 17th day of November, 2011.

/s/ Alan I. Kirshner	/s/ Douglas C. Eby
Alan I. Kirshner, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Douglas C. Eby, Director

/s/ Anthony F. Markel	/s/ Stewart M. Kasen
Anthony F. Markel, Vice Chairman, Director	Stewart M. Kasen, Director

/s/ Steven A. Markel	/s/ Lemuel E. Lewis
Steven A. Markel, Vice Chairman, Director	Lemuel E. Lewis, Director

/s/ Anne G. Waleski	/s/ Darrell D. Martin
Anne G. Waleski, Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	Darrell D. Martin, Director

/s/ Nora N. Crouch	/s/ Jay M. Weinberg
Nora N. Crouch, Controller and Chief Accounting Officer (Principal Accounting Officer)	Jay M. Weinberg, Director

/s/ J. Alfred Broaddus, Jr.	/s/ Debora J. Wilson
J. Alfred Broaddus, Jr., Director	Debora J. Wilson, Director